                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

         Agreement and Plan of Reorganization, dated as of November 24, 1999 (the "Agreement"), by and between Harleysville Savings Bank ("Harleysville Savings" or the "Surviving Bank"), a Pennsylvania-chartered stock savings bank, and Harleysville Interim Savings Bank ("Interim"), a Pennsylvania-chartered interim savings bank which will be organized for the sole purpose of consummating the reorganization provided for herein, and Harleysville Savings Financial Corporation (the "Company"), a Pennsylvania corporation.

                                   WITNESSETH:

         WHEREAS, the Board of Directors of Harleysville Savings has determined that it is in the best interests of Harleysville Savings and its stockholders for Harleysville Savings to be reorganized into a holding company form of ownership; and

         WHEREAS, Harleysville Savings has caused the Company to be organized under Pennsylvania law as a wholly-owned subsidiary for the purpose of becoming the holding company of Harleysville Saving; and

         WHEREAS, the formation of a holding company by Harleysville Savings will be facilitated by causing the Company to become the sole stockholder of a newly-formed interim Pennsylvania-chartered stock savings bank, and then merging the interim savings bank with and into Harleysville Savings, so that as part of the merger all of the outstanding shares of common stock of Harleysville Savings will be converted automatically into and become shares of common stock of the Company, which would then become the sole stockholder of Harleysville Savings (the "Merger"); and

         WHEREAS, Interim is being organized by Harleysville Savings as an interim Pennsylvania-chartered stock savings bank with the Company as its sole stockholder in order to effect the Merger; and

         WHEREAS, Harleysville Savings and Interim (the "Constituent Banks") desire to provide for the terms and conditions of the Merger.

         NOW, THEREFORE, Harleysville Savings, Interim and the Company hereby agree as follows:

         1. EFFECTIVE DATE. The Merger shall become effective as of the date of the filing of the articles of merger relating to the Merger filed with the Department of State of the Commonwealth of Pennsylvania pursuant to 7 P.S.
Section 1609(g), or any successor thereto (the "Effective Date").


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


         2. THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein, including, without limitation, the prior approval of the Department of Banking of the Commonwealth of Pennsylvania ("Department") and the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the expiration of all applicable waiting periods, Interim shall merge with and into Harleysville Savings, which shall be the Surviving Bank. Upon consummation of the Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Merger had not occurred.

         3. CONVERSION OF STOCK.

                  (a) On the Effective Date, (i) each share of common stock, par value $1.00 per share, of Harleysville Savings ("Harleysville Savings Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), (ii) each share of common stock, par value $.01 per share, of Interim ("Interim Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Harleysville Savings Common Stock, and (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled. By voting in favor of this Agreement, the Company, as the sole stockholder of Interim, shall have agreed (i) to issue shares of Company Common Stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Company Common Stock upon the effectiveness of the Merger.

                  (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim or Harleysville Savings of shares of Interim Common Stock or Harleysville Savings Common Stock which were outstanding immediately prior to the Effective Date.


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



         4. EXCHANGE OF SHARES.

                  (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Harleysville Savings Common Stock, upon surrender of the same to an agent, duly appointed by the Company (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Company Common Stock for which the shares of Harleysville Savings Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3 hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Harleysville Savings Common Stock, and which is to be exchanged for Company Common Stock as provided in Section 3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Company Common Stock.

                  (b) After the Effective Date, certificates representing shares of Harleysville Savings Common Stock shall be treated as evidencing ownership of the number of full shares of Company Common Stock into which the shares of Harleysville Savings Common Stock represented by such certificates shall have been converted by virtue of the Merger, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

                  (c) If any certificate evidencing shares of Company Common Stock is to be issued in a name other than that in which the certificate evidencing Harleysville Savings Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) If, between the date hereof and the Effective Date, the shares of Harleysville Savings Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the exchange ratio specified in Section 3(a) hereof shall be adjusted accordingly.

         5. DISSENTING SHARES. Subject to the provisions of 7 P.S. Section 1607 of the Pennsylvania Banking Code ("Banking Code") and Subchapter D of the Pennsylvania Business Corporation Law ("BCL"), or any successors thereto, holders of shares of Harleysville Savings Common Stock shall have dissenter or appraisal rights in connection with the Merger at set forth in the BCL.


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



         6. NAME OF SURVIVING BANK. The name of the Surviving Bank shall be "Harleysville Savings Bank."

         7. DIRECTORS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be seven. The names and addresses of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth in Schedule A hereto, which is hereby incorporated herein by reference. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Bank in the year set forth after his or her respective name in Schedule A, and until a successor is elected and qualified.

         8. OFFICERS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank and applicable law, the officers of Harleysville Savings immediately prior to the Effective Date shall be the officers of the Surviving Bank.

         9. OFFICES. Upon the Effective Date, all offices of Harleysville Savings and Interim (which shall have no offices) shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 271 Main Street, Harleysville, Pennsylvania 19438 and the location of the other offices of the Surviving Bank shall be as set forth in Schedule B hereto, which is hereby incorporated herein by reference, except for the addition of offices authorized or the deletion of offices closed subsequent to the date hereof and the Effective Date.

         10. ARTICLES OF INCORPORATION AND BYLAWS. On and after the Effective Date, the Articles of Incorporation and Bylaws of Harleysville Savings as in effect immediately prior to the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

         11. SAVINGS ACCOUNTS. Upon the Effective Date, all savings accounts of Harleysville Savings, without reissue, shall be and become savings accounts of the Surviving Bank without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

         12. STOCK COMPENSATION PLANS. By voting in favor of this Agreement, the Company shall have approved adoption of Harleysville Savings' existing Employee Stock Ownership Plan, 1987 Stock Compensation Program, 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan as plans of the Company.

         13. STOCKHOLDER APPROVAL. The affirmative vote of the holders of two-thirds of the issued and outstanding Harleysville Savings Common Stock shall be required to approve this Agreement on behalf of Harleysville Savings and the approval of the Company, as the sole holder of Interim Common Stock, shall be required to approve this Agreement on behalf of Interim.



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



         14. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Section 2 hereof, the parties' obligations to consummate the Merger shall be subject to (i) the Company Common Stock to be issued hereunder in exchange for Harleysville Savings Common Stock being registered under the Securities Act of 1933 and registered or qualified under applicable state securities laws, except in each case to the extent that the Company relies on an applicable exemption therefrom, and (ii) the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

         15. INCOME TAX MATTERS. The parties hereto shall have received an opinion of counsel, satisfactory to them in form and substance, with respect to the federal income tax consequences of the Agreement and the formation of a holding company, as contemplated therein.

         16. ABANDONMENT OF AGREEMENT. This Agreement may be abandoned by each of Harleysville Savings, Interim or the Company at any time before the Effective Date in the event that (a) any action, suit, proceeding or claim has been instituted, made or threatened relating to the Agreement which shall make consummation of the transaction contemplated hereby inadvisable in the opinion of Harleysville Savings, Interim or the Company, (b) if ten percent or more of the holders of Harleysville Savings Common Stock demand and perfect dissenters rights under the BCL, or (c) for any other reason consummation of the transaction contemplated hereby is inadvisable in the opinion of Harleysville Savings, Interim or the Company. Such abandonment shall be effected by written notice by Harleysville Savings, Interim or the Company to the others, authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, this Agreement shall be terminated and there shall be no liability hereunder or on account of such termination on the part of Harleysville Savings, Interim or the Company or the directors, officers, employees, agents or stockholders of each of them. In the event of abandonment of this Agreement, Harleysville Savings shall pay the fees and expenses incurred by itself, Interim and the Company in connection with this Agreement and the Merger.

         17. AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however that the provisions of Section 3 hereto relating to the consideration to be exchanged for shares of Harleysville Savings Common Stock shall not be amended after the meeting of stockholders of Harleysville Savings at which this Agreement is considered so as to decrease the amount of change of such consideration without the approval of such stockholders.

         18. SUCCESSORS. This Agreement shall be binding on the successors of Harleysville Savings, Interim and the Company.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts.



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         20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and, to the extent not governed by such laws, the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, Harleysville Savings, Interim and the Company have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                     HARLEYSVILLE SAVINGS BANK

Attest:

/s/Diane P. Moyer                    By: /s/Edward J. Molnar
-----------------------                  -------------------------------------
Diane P. Moyer                           Edward J. Molnar
Secretary                                President and Chief Executive Officer

                                     HARLEYSVILLE SAVINGS FINANCIAL
                                       CORPORATION

Attest:

/s/Diane P. Moyer                    By: /s/Edward J. Molnar
-----------------------                  -------------------------------------
Diane P. Moyer                           Edward J. Molnar
Secretary                                President and Chief Executive Officer


                                     HARLEYSVILLE INTERIM SAVINGS BANK
                                     (In Organization)

Attest:

/s/Diane P. Moyer                    By: /s/Edward J. Molnar
-----------------------                  -------------------------------------
Diane P. Moyer                           Edward J. Molnar
Secretary                                President and Chief Executive Officer



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




                                   SCHEDULE A
                         DIRECTORS OF THE SURVIVING BANK


                                                                                                         Terms
Name                                        Residence Address                                           Expires
----                                        -----------------                                           -------

Sanford A. Alderfer                         10 Crescent Lane                                             2001
                                            Harleysville, PA  19438

Paul W. Barndt                              502 Walnut Street                                            2002
                                            Green Lane, PA  18054

Philip A. Clemens                           534 Montgomery Avenue                                        2002
                                            Sounderton, PA  18964

Mark R. Cummins                             59 Hunsberger Road                                           2001
                                            Telford, PA  18969

David J. Friesen                            485 Quarry Road                                              2003
                                            Harleysville, PA  19438

George W. Meschter                          129 Russull Circle                                           2003
                                            Collegeville, PA 19426

Edward J. Molnar                            305 Clemens Road                                             2002
                                            Harleysville, PA 19438



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



                                                    SCHEDULE B
                                           OFFICES OF THE SURVIVING BANK

                                                    HOME OFFICE

                                                  271 Main Street
                                         Harleysville, Pennsylvania, 19438

                                                   OTHER OFFICES

                                                 3090 Main Street
                                          Sumneytown, Pennsylvania 18084

                                               2301 West Main Street
                                          Norristown, Pennsylvania 19403

                                                 1550 Cowpath Road
                                           Hatfield, Pennsylvania 19440


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